Exhibit 3.19

CERTIFICATE OF LIMITED PARTNERSHIP

1.	The name of the limited partnership is LifeCare Medical Arts Hospital, L.P..

2.	The address of the registered office is 350. N. St. Paul Street, Dallas, Texas 75201.

3.	The name of the registered agent at the above address is CT Corporation System.

4.	The address where the records of the limited partnership are to be kept or made available (pursuant to TRLPA art 6132a-1, sec. 1.07) is 504 Texas Street, Suite 600, Shreveport, Louisiana 71101.

5.	The name, mailing address and street address of the business or residence of each general partner is as follows:

General Partner	Mailing Address	Business or Residence Street Address
LifeCare Holding Company of Texas, L.L.C.	504 Texas Street Suite 600 Shreveport, Louisiana 71101	504 Texas Street Suite 600 Shreveport, Louisiana 71101

LifeCare Holding Company of Texas, L.L.C.

By:	LifeCare Management Services, L.L.C.

	By:	/s/ Jimmie Stapleton
Jimmie Stapleton
MANAGER

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

LIFECARE MEDICAL ARTS HOSPITAL, L.P.

In compliance with §2.02(b) of the Texas Revised Limited Partnership Act, Vernon’s Annotated Revised Civil Statutes of the State of Texas, Article 6132a-l, the undersigned general partner of LifeCare Medical Arts Hospital, L.P., a Texas limited partnership, hereby certifies as follows:

1.	The name of the limited partnership is LifeCare Medical Arts Hospital, L.P.

2.	The following amendment to the Certificate of limited Partnership alters Sections 1, 2, 3, 4 and 5 of the original Certificate of Limited Partnership and the full text of the amended provisions are as follows:

“1.	The name of the limited partnership is LifeCare Hospitals of Ft. Worth, L.P.

2.	The address of the registered office is 5700 Tennyson Parkway, Suite 550, Piano, Texas 75024.

3.	The name of the registered agent at the above address is Jimmie M. Stapleton.

4.	The address where the records of the limited partnership are to be kept or made available (pursuant to TRLPA art. 6132a-1, sec. 1.07) is 5700 Tennyson Parkway, Suite 550, Piano, Texas 75024.

5.	The name and address of the general partner is LifeCare Holding Company of Texas, L.L.C., a Nevada limited liability company, 5700 Tennyson Parkway, Suite 550, Piano, Texas 75024.”

Executed as of the 18 day of December, 2002.

LIFECARE HOLDING COMPANY OF TEXAS, L.L.C., a Nevada limited liability company

By:	/s/ Jimmie M. Stapleton
Jimmie M. Stapleton, Vice President Administration and Secretary